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                                                                    Exhibit 9(b)


                                April 30, 1998



First Providian Life and Health
  Insurance Company
20 Moores Road
Frazer, Pennsylvania 19355


Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement (File No. 33-94210) filed on the date hereof by First Providian Life and Health Insurance Company and First Providian Life and Health Insurance Company Separate Account C with the Securities and Exchange Commission under the Securities Act of 1933.


                                       Very truly yours,

                                       JORDEN BURT BOROS CICCHETTI BERENSON
                                       & JOHNSON LLP



                                       By: /s/ Jorden Burt Boros Cicchetti
                                           Berenson & Johnson LLP
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